Exhibit 99.1

Acasti Announces Achievement of 50% Enrollment in Pivotal Phase 3 STRIVE-ON Safety Trial

Company Anticipates Completion of Patient Enrollment in the STRIVE-ON Trial in Late 2024 to Early 2025, with Potential NDA Submission on Track for 1H Calendar 2025

Princeton, NJ, June 27, 2024 (GLOBE NEWSWIRE)-- Acasti Pharma Inc. (Nasdaq: ACST) (Acasti or the Company), a late-stage, biopharma company advancing GTX-104, its novel injectable formulation of nimodipine that addresses high unmet medical needs for a rare disease, aneurysmal subarachnoid hemorrhage (aSAH), today announced that the Company’s pivotal Phase 3 STRIVE-ON safety trial (the STRIVE-ON trial–NCT05995405) has exceeded the 50% enrollment milestone. The STRIVE-ON trial, a prospective, open-label, randomized (1:1 ratio), parallel group trial of GTX-104 compared with oral nimodipine in 100 patients hospitalized for aSAH, initiated patient enrollment in October of 2023. The primary endpoint is safety and will be measured as comparative adverse events, including hypotension, between the two groups.

“Since dosing the first patient in STRIVE-ON last October, we have continued to build momentum by activating high volume neurocritical care hospitals across the country with unrelenting focus on executing patient enrollment and investigator engagement,” said Prashant Kohli, CEO of Acasti. “Achievement of our 50% enrollment milestone reflects laser sharp focus from both our participating clinical trial sites and the Acasti team. Investigators continue to be enthusiastic about the potential of GTX-104 as an IV alternative to oral nimodipine for the treatment of aSAH. Based on a comprehensive review of enrollment factors, we currently anticipate randomizing all 100 patients in late 2024 to early 2025, while staying on track for a potential NDA submission to the FDA in the first half of calendar 2025.”

“Patients with aSAH require intensive management and present with a variety of complications that make consistent administration of oral nimodipine difficult especially in patients with severe neurological deficits with dysphasia or requiring mechanical ventilation,” said Dr. Abhishek Ray, Associate Professor of Neurological Surgery at University Hospitals Cleveland, Case Western Reserve University School of Medicine. “GTX-104 shows great promise as an IV alternative to the current standard of care, and we look forward to assessing the data obtained from this trial.”

About aneurysmal Subarachnoid Hemorrhage (aSAH)

aSAH is bleeding over the surface of the brain in the subarachnoid space between the brain and the skull, which contains blood vessels that supply the brain. A primary cause of such bleeding is the rupture of an aneurysm. Approximately 70% of aSAH patients experience death or dependence, and more than 30% die within one month of hemorrhage. Approximately 50,000 patients in the United States are affected by aSAH per year, based on market research. Outside of the United States, annual cases of aSAH are estimated at approximately 60,000 in the European Union, and approximately 150,000 in China.

About the GTX-104

GTX-104 is a clinical stage, novel, injectable formulation of nimodipine being developed for intravenous (IV) infusion in aSAH patients to address significant unmet medical needs. The unique nanoparticle technology of GTX-104 facilitates aqueous formulation of insoluble nimodipine for a standard peripheral IV infusion.

GTX-104 provides a convenient IV delivery of nimodipine in the Intensive Care Unit potentially eliminating the need for nasogastric tube administration in unconscious or dysphagic patients. Intravenous delivery of

GTX-104 also has the potential to lower food effects, drug-to-drug interactions, and eliminate potential dosing errors. Further, GTX-104 has the potential to better manage hypotension in aSAH patients. GTX-104 has been administered in over 150 healthy volunteers and was well tolerated with significantly lower inter- and intra-subject pharmacokinetic variability compared to oral nimodipine. The addressable market in the United States for GTX-104 is estimated to be about $300 million, based on market research.

About Acasti

Acasti is a late-stage biopharma company with drug candidates addressing rare and orphan diseases. Acasti's novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery. Acasti's lead clinical assets have each been granted Orphan Drug Designation by the FDA, which provides seven years of marketing exclusivity post-launch in the United States, and additional intellectual property protection with over 40 granted and pending patents. Acasti's lead clinical asset, GTX-104, is an intravenous infusion targeting aneurysmal Subarachnoid Hemorrhage (aSAH), a rare and life-threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull.

For more information, please visit: www.acasti.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Such forward looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Acasti to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms "believes," "belief," "expects," "intends," "anticipates," "estimates", "potential," "should," "may," "will," "plans," "continue", "targeted" or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release, including statements regarding the Company's anticipated enrollment and NDA submission schedule for the STRIVE-ON trial, GTX-104’s commercial prospects, and GTX-104's potential to bring enhanced treatment options to patients suffering from aSAH are based upon Acasti's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) the success and timing of regulatory submissions of the Phase 3 safety trial for GTX-104; (ii) regulatory requirements or developments and the outcome and timing of the proposed NDA application for GTX-104; (iii) changes to clinical trial designs and regulatory pathways; (iv) legislative, regulatory, political and economic developments; and (v) actual costs associated with Acasti's clinical trials as compared to management's current expectations. The foregoing list of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in documents that have been and are filed by Acasti from time to time with the Securities and Exchange Commission and Canadian securities regulators. All forward-looking statements contained in this press release speak only as of the date on which they were made. Acasti undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws.

For more information, please contact:

Acasti Contact:

Prashant Kohli
Chief Executive Officer
Tel: 450-686-4555
Email: info@acastipharma.com
www.acasti.com

Investor Relations:

LifeSci Advisors
Mike Moyer
Managing Director
Phone: 617-308-4306
Email: mmoyer@lifesciadvisors.com